SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 13D
                                (Amendment No. 7)

                   Under the Securities Exchange Act of 1934*

                             Nabi Biopharmaceuticals
--------------------------------------------------------------------------------
                                (Name of Issuer)

                     Common Stock, par value $0.10 per share
--------------------------------------------------------------------------------
                         (Title of Class of Securities)

                                    629519109
--------------------------------------------------------------------------------
                      (CUSIP Number of Class of Securities)

                                 Daniel S. Loeb
                                 Third Point LLC
                                 390 Park Avenue
                               New York, NY 10022
                                 (212) 224-7400
--------------------------------------------------------------------------------
                  (Name, Address and Telephone Number of Person
                Authorized to Receive Notices and Communications)

                                   Copies to:
                            Michael A. Schwartz, Esq.
                          Willkie Farr & Gallagher LLP
                               787 Seventh Avenue
                             New York, NY 10019-6099
                                 (212) 728-8000

                                 October 4, 2006
--------------------------------------------------------------------------------
                          (Date of Event which Requires
                            Filing of this Schedule)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of ss.ss. 240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box: [ ]

NOTE: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See Rule 240.13d-7 for other parties to whom copies are to be sent.

* The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                                  SCHEDULE 13D


--------------------------------                              ------------------
CUSIP No.      629519109                                      Page 2 of 10 Pages
--------------------------------                              ------------------


----------- --------------------------------------------------------------------
    1       NAME OF REPORTING PERSON
            I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS (ENTITIES ONLY)

            Third Point LLC                    I.D. #13-3922602
----------- --------------------------------------------------------------------
    2       CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP          (a) [ ]
                                                                      (b) [X]

----------- --------------------------------------------------------------------
    3       SEC USE ONLY

----------- --------------------------------------------------------------------
    4       SOURCE OF FUNDS*

            AF
----------- --------------------------------------------------------------------
    5       CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDING IS REQUIRED
            PURSUANT TO ITEMS 2(d) or 2(e)                                [ ]

----------- --------------------------------------------------------------------
    6       CITIZENSHIP OR PLACE OF ORGANIZATION

            Delaware
--------------------- --------- ------------------------------------------------
                         7      SOLE VOTING POWER

                                0
                      --------- ------------------------------------------------
                         8      SHARED VOTING POWER

                                5,750,000
                      --------- ------------------------------------------------
                         9      SOLE DISPOSITIVE POWER

                                0
                      --------- ------------------------------------------------
                         10     SHARED DISPOSITIVE POWER

                                5,750,000
----------- --------------------------------------------------------------------
    11      AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH PERSON

            5,750,000
----------- --------------------------------------------------------------------
    12      CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
            CERTAIN SHARES*                                               [ ]

----------- --------------------------------------------------------------------
    13      PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

            9.5%
----------- --------------------------------------------------------------------
    14      TYPE OF REPORTING PERSON*

            OO
----------- --------------------------------------------------------------------

                                  SCHEDULE 13D


--------------------------------                              ------------------
CUSIP No.      629519109                                      Page 3 of 10 Pages
--------------------------------                              ------------------


----------- --------------------------------------------------------------------
    1       NAME OF REPORTING PERSON
            I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS (ENTITIES ONLY)

            Third Point Offshore Fund , Ltd.
----------- --------------------------------------------------------------------
    2       CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP          (a) [ ]
                                                                      (b) [X]

----------- --------------------------------------------------------------------
    3       SEC USE ONLY

----------- --------------------------------------------------------------------
    4       SOURCE OF FUNDS*

            AF
----------- --------------------------------------------------------------------
    5       CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDING IS REQUIRED
            PURSUANT TO ITEMS 2(d) or 2(e)                                [ ]

----------- --------------------------------------------------------------------
    6       CITIZENSHIP OR PLACE OF ORGANIZATION

            Cayman Islands
--------------------- --------- ------------------------------------------------
                         7      SOLE VOTING POWER

                                0
                      --------- ------------------------------------------------
                         8      SHARED VOTING POWER

                                3,724,100
                      --------- ------------------------------------------------
                         9      SOLE DISPOSITIVE POWER

                                0
                      --------- ------------------------------------------------
                         10     SHARED DISPOSITIVE POWER

                                3,724,100
----------- --------------------------------------------------------------------
    11      AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH PERSON

            3,724,100
----------- --------------------------------------------------------------------
    12      CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
            CERTAIN SHARES*                                               [ ]

----------- --------------------------------------------------------------------
    13      PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

            6.2%
----------- --------------------------------------------------------------------
    14      TYPE OF REPORTING PERSON*

            OO
----------- --------------------------------------------------------------------

                                  SCHEDULE 13D


--------------------------------                              ------------------
CUSIP No.      629519109                                      Page 4 of 10 Pages
--------------------------------                              ------------------


----------- --------------------------------------------------------------------
    1       NAME OF REPORTING PERSON
            I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS (ENTITIES ONLY)

            Daniel S. Loeb
----------- --------------------------------------------------------------------
    2       CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP          (a) [ ]
                                                                      (b) [X]

----------- --------------------------------------------------------------------
    3       SEC USE ONLY

----------- --------------------------------------------------------------------
    4       SOURCE OF FUNDS*

            AF
----------- --------------------------------------------------------------------
    5       CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDING IS REQUIRED
            PURSUANT TO ITEMS 2(d) or 2(e)                                [ ]

----------- --------------------------------------------------------------------
    6       CITIZENSHIP OR PLACE OF ORGANIZATION

            United States
--------------------- --------- ------------------------------------------------
                         7      SOLE VOTING POWER

                                0
                      --------- ------------------------------------------------
                         8      SHARED VOTING POWER

                                5,750,000
                      --------- ------------------------------------------------
                         9      SOLE DISPOSITIVE POWER

                                0
                      --------- ------------------------------------------------
                         10     SHARED DISPOSITIVE POWER

                                5,750,000
----------- --------------------------------------------------------------------
    11      AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH PERSON

            5,750,000
----------- --------------------------------------------------------------------
    12      CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
            CERTAIN SHARES*                                               [ ]

----------- --------------------------------------------------------------------
    13      PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

            9.5%
----------- --------------------------------------------------------------------
    14      TYPE OF REPORTING PERSON*

            IN
----------- --------------------------------------------------------------------

     This Amendment No. 7 (the "Amendment") amends the Schedule 13D filed on April 17, 2006 (together with Amendment No. 1 thereto previously filed on April 27, 2006, Amendment No. 2 thereto previously filed on June 15, 2006, Amendment No. 3 thereto previously filed on August 16, 2006, Amendment No. 4 thereto previously filed on September 5, 2006, Amendment No. 5 thereto previously filed on September 14, 2006 and Amendment No. 6 thereto previously filed on September 26, 2006, the "Schedule 13D") and is being filed on behalf of Third Point LLC, a Delaware limited liability company (the "Management Company"), Third Point Offshore Fund, Ltd., a Cayman Islands limited liability exempted company (the "Offshore Fund"), and Daniel S. Loeb, an individual ("Mr. Loeb" and, together with the Management Company and the Offshore Fund, the "Reporting Persons"). Unless the context otherwise requires, references herein to the "Common Stock" are to shares of common stock, par value $0.10 per share, of Nabi Biopharmaceuticals, a Delaware corporation (the "Company"). The Management Company is the investment manager or adviser to a variety of hedge funds and managed accounts (such funds and accounts, collectively, including but not limited to the Offshore Fund, the "Funds"). The Funds directly own the Common Stock to which this Schedule 13D relates, and the Reporting Persons may be deemed to have beneficial ownership over such Common Stock by virtue of their ownership or the authority granted to them by the Funds to vote and to dispose of the securities held by the Funds, including the Common Stock.


Item 4.  Purpose of Transaction.

     Item 4 of the Schedule 13D is hereby amended by adding the following thereto:

     On September 28, 2006, a representative of the Reporting Persons contacted a representative of Banc of America Securities LLC ("BAS"), the Company's investment bank, to suggest that the Company might avoid a consent solicitation, thus benefiting all of the Company's shareholders, if it were to take additional steps to address the issues raised by the Reporting Persons in their prior correspondence with the Company and BAS. In response, on September 29, 2006, the BAS representative requested that the Reporting Persons deliver to BAS later that day a proposal setting forth the terms on which the Reporting Persons would agree not to conduct their previously announced solicitation. The BAS representative committed to seek a response from the Company by October 3, 2006.

     Later on September 29, 2006, the Reporting Persons proposed that they would refrain from conducting a consent solicitation to remove Mr. McLain and possibly one or more other directors from the Board if (i) the Company would add to the Board two individuals who would be named by, but would not be employees of, the Reporting Persons, (ii) the Company would form a strategic action committee (the "SAC") with broad powers to run a value maximization process and whose members would be the two individuals nominated to the Board by the Reporting Persons plus two other Board members (other than Mr. McLain) to be agreed upon by the Reporting Persons and the Company, (iii) all corporate expenditures or asset acquisitions or sales (including joint ventures and licensing arrangements) in excess of $5 million (or involving payments or obligations in excess of $5 million) would be required to be approved by the SAC, (iv) the Reporting Persons would have the right, exercisable at their option no earlier than 120 days prior to the date of the Company's 2007 Annual Meeting of Shareholders, to be updated in detail by the SAC and its financial advisors on the history and status of the value maximization process, (v) the Company would hold its 2007 Annual Meeting of Shareholders no later than May 31, 2007, and would give the Reporting Persons notice of the date of that meeting no later than 120 days prior to the date of the meeting and (vi) the Company would reimburse the Reporting Persons for their out-of-pocket legal expenses in connection with its investment in the Company, up to $100,000.

     On October 1, 2006, BAS responded to the Reporting Persons' proposal by advising the Reporting Persons that they, as the Company's strategic advisors, together with the Company's outside legal advisors, believed that they could "pitch" to the Board "with reasonable success" a settlement whereby (i) the Company would agree, as it had already publicly disclosed, that it would explore the full range of strategic alternatives available to the Company to further enhance shareholder value, including a possible sale of all or part of the Company, (ii) subject to a confidentiality agreement, the Company would keep the Reporting Persons informed on a regular basis of the progress made in connection with the process (including weekly updates regarding the status of discussions with all parties contacted by BAS or who contact the Company on an unsolicited basis) and listen to the Reporting Persons' suggestions and opinions regarding the process and (iii) the Reporting Persons would agree that, until the tenth day prior to the last day shareholders can submit proposals for the 2007 Annual Meeting of Shareholders, the Reporting Persons would not engage in any solicitations of proxies or consents to vote any securities of the Company.

     Later on October 1, 2006, the Reporting Persons responded to BAS that its counter-proposal was not acceptable to the Reporting Persons because it did not address any of the concerns reflected in the Reporting Persons' proposal and would leave the Reporting Persons in a worse position than if no agreement had been reached with the Company. As to the latter concern, among other things, the Reporting Persons believe that the counter-proposal made by BAS would have allowed the Company to proceed with its announced process of exploring strategic alternatives without the active participation of shareholder nominated representatives and would not place limits on management's ability to take steps that could hamper a strategic process or diminish the asset values embedded within the Company.

     On October 4, 2006, the Reporting Persons issued a press release confirming its intention to proceed with its previously announced consent solicitation to remove Mr. McLain and said that it would likely seek the removal of one or more additional Company directors. A copy of the Reporting Persons' October 4, 2006 press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

                                     * * * *

     In connection with the consent solicitation, Third Point LLC and certain of its affiliates intend to file a consent statement with the Securities and Exchange Commission (the "SEC") to solicit stockholders of the Company with respect to the removal of Mr. McLain and possibly one or more other directors from the Board of Directors. THIRD POINT LLC STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE CONSENT STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH CONSENT SOLICITATION. SUCH CONSENT STATEMENT, WHEN FILED, AND ANY OTHER RELEVANT DOCUMENTS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV.

THIRD POINT PARTICIPANT INFORMATION

     In accordance with Rule 14a-12(a)(1)(i) of the Securities Exchange Act of 1934, as amended, the following persons are anticipated to be, or may be deemed to be, participants in any such consent solicitation by Third Point LLC: Third Point LLC, Mr. Loeb, Third Point Offshore Fund, Ltd., Third Point Ultra Ltd., Third Point Partners LP, Third Point Partners Qualified LP and Lyxor/Third Point Fund Limited. Certain of these persons hold direct or indirect interests as follows: Third Point LLC may be deemed to beneficially own 5,750,000 shares of Common Stock; Mr. Daniel Loeb may be deemed to own 5,750,000 shares of Common Stock; Third Point Offshore Fund, Ltd. may be deemed to beneficially own 3,724,100 shares of Common Stock; Third Point Ultra Ltd. may be deemed to beneficially own 614,300 shares of Common Stock; Third Point Partners LP may be deemed to beneficially own 585,300 shares of Common Stock; Third Point Partners Qualified LP may be deemed to beneficially own 459,100 shares of Common Stock; and Lyxor/Third Point Fund Limited may be deemed to beneficially own 367,200 shares of Common Stock.

Item 5.  Interest in Securities of the Issuer

     Item 5 of the Schedule 13D is hereby amended by deleting the entirety of the text thereof and replacing it with the following:

     (a) As of the date of this Amendment, the Management Company beneficially owns 5,750,000 shares of Common Stock. The Management Company shares voting and dispositive power over such holdings with Mr. Loeb and with the Funds. The Shares represent 9.5% of the 60,376,349 shares of Common Stock outstanding as of July 27, 2006, as reflected in the Company's Quarterly Report on Form 10-Q for the quarterly period ended July 1, 2006.

     As of the date of this Amendment, the Offshore Fund directly beneficially owns 3,724,100 shares of Common Stock, which represent 6.2% of the outstanding shares of Common Stock. None of the other individual Funds owns a number of shares of Common Stock representing more than 5% of such total.

     (b) The Management Company and Mr. Loeb share voting and dispositive power over the 5,750,000 shares of Common Stock held directly by the Funds. The Management Company, Mr. Loeb and the Offshore Fund share voting power and dispositive power over the 3,724,100 shares of Common Stock held by the Offshore Fund.

     (c) Schedule A hereto sets forth certain information with respect to transactions by the Funds, at the direction of the Management Company and Mr. Loeb, in the Common Stock since the most recent filing on Schedule 13D.

     Schedule B hereto sets forth certain information with respect to transactions by the Offshore Fund, at the direction of the Management Company and Mr. Loeb, in the Common Stock since the most recent filing on Schedule 13D.

     All of the transactions set forth on Schedule A and Schedule B were effected in the Nasdaq National Market.

     Except as set forth above and on Schedule A and Schedule B, during the past 60 days there were no transactions in the Common Stock effected by the Reporting Persons, nor, to the best of their knowledge, any of their directors, executive officers, general partners or members.

     (d) Other than the Funds which directly hold the Shares, and except as set forth in this Item 5, no person is known to have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Shares.

     (e) Not applicable.

Item 7.  Material to be Filed as Exhibits.

     99.1 Press release, dated September 4, 2006.

                                   Schedule A


                   (Transactions by the Funds in Common Stock
                  since the most recent filing on Schedule 13D)


     Date           Transaction            Shares            Price Per Share($)

--------------- ------------------- ------------------------ ------------------

   9/29/06               BUY                38,300                   5.78
--------------- ------------------- ------------------------ ------------------

   9/29/06              SELL               (38,300)                  5.78
--------------- ------------------- ------------------------ ------------------

                                   Schedule B


               (Transactions by the Offshore Fund in Common Stock
                  since the most recent filing on Schedule 13D)


     Date           Transaction            Shares            Price Per Share($)

--------------- ------------------- ------------------------ ------------------

   9/29/06               BUY                32,600                   5.78
--------------- ------------------- ------------------------ ------------------

                                   SIGNATURES

     After reasonable inquiry and to the best of our knowledge and belief, the undersigned certify that the information set forth in this statement is true, complete and correct.


Dated: October 4, 2006


                                             THIRD POINT LLC



                                             By: /s/ Daniel S. Loeb
                                                 -------------------------------
                                                 Name:   Daniel S. Loeb
                                                 Title:  Chief Executive Officer




                                             THIRD POINT OFFSHORE FUND, LTD.



                                             By: /s/ Daniel S. Loeb
                                                 -------------------------------
                                                 Name:   Daniel S. Loeb
                                                 Title:  Director





                                             /s/ Daniel S. Loeb
                                             -----------------------------------
                                             Daniel S. Loeb



               [SIGNATURE PAGE TO AMENDMENT NO. 7 TO SCHEDULE 13D
                    WITH RESPECT TO NABI BIOPHARMACEUTICALS]

           Third Point to Proceed with Consent Solicitation to Remove
                    Nabi Biopharmaceuticals' Chairman McLain

New York, New York, October 4, 2006 - Third Point LLC ("Third Point") confirmed today that it will proceed shortly with its previously-announced plan to conduct a consent solicitation to remove Thomas H. McLain, Chairman, Chief Executive Officer and President of Nabi Biopharmaceuticals ("Nabi" or the "Company";
Nasdaq: NABI), from the Company's Board of Directors. Third Point will also likely seek the removal of one or more additional Nabi directors.

Despite Nabi's announcement on September 27, 2006 that it has authorized Bank of America to explore strategic alternatives, Third Point notes that Nabi waited almost two weeks subsequent to its September 15, 2006 board meeting to make this announcement, and only did so the day after Third Point initially announced its intention to solicit consents. Moreover, Nabi's press release stated that "[t]he board continues to believe that the [C]ompany's current strategy will build shareholder value."

In light of the dilatory response to Third Point's demands, the remarkable timing of the Company's press release and the board's inexplicably insouciant comment about its current strategy, Third Point believes that the Company may not be fully committed to the robust process of maximizing shareholder value that its owners have demanded and further believes that shareholder representatives must be added to the Nabi Board and must participate in the value maximization process. Therefore, in conjunction with the removal solicitation, Third Point also intends to solicit consents in favor of a shareholder proposal requesting that the Nabi Board immediately fill any vacancies created by the removal of existing directors with one or more individuals nominated by Third Point.

Third Point LLC, which beneficially owns approximately 9.5% of the Nabi shares outstanding, is a $4 billion investment management firm based in New York.

                                     * * * *

In connection with the consent solicitation, Third Point LLC and certain of its affiliates intend to file a consent statement with the Securities and Exchange Commission (the "SEC") to solicit stockholders of the Company with respect to the removal of Mr. McLain and possibly one or more other directors from the Board of Directors. THIRD POINT LLC STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE CONSENT STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH CONSENT SOLICITATION. SUCH CONSENT STATEMENT, WHEN FILED, AND ANY OTHER RELEVANT DOCUMENTS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV.

THIRD POINT PARTICIPANT INFORMATION

In accordance with Rule 14a-12(a)(1)(i) of the Securities Exchange Act of 1934, as amended, the following persons are anticipated to be, or may be deemed to be, participants in any such consent solicitation by Third Point LLC: Third Point LLC, Mr. Loeb, Third Point Offshore Fund, Ltd., Third Point Ultra Ltd., Third Point Partners LP, Third Point Partners Qualified LP and

Lyxor/Third Point Fund Limited. Certain of these persons hold direct or indirect interests as follows: Third Point LLC may be deemed to beneficially own 5,750,000 shares of Common Stock; Mr. Daniel Loeb may be deemed to own 5,750,000 shares of Common Stock; Third Point Offshore Fund, Ltd. may be deemed to beneficially own 3,724,100 shares of Common Stock; Third Point Ultra Ltd. may be deemed to beneficially own 614,300 shares of Common Stock; Third Point Partners LP may be deemed to beneficially own 585,300 shares of Common Stock; Third Point Partners Qualified LP may be deemed to beneficially own 459,100 shares of Common Stock; and Lyxor/Third Point Fund Limited may be deemed to beneficially own 367,200 shares of Common Stock.


Media Contact:
Steve Bruce / Shawn Pattison / Ann Taylor Reed
The Abernathy MacGregor Group
(212) 371-5999